As filed with the Securities and Exchange Commission on December 1, 2025

Registration No. 333-137143

Registration No. 333-188168

Registration No. 333-214449

Registration No. 333-238100

Registration No. 333-240312

Registration No. 333-248667

Registration No. 333-271608

Registration No. 333-289653

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-137143

FORM S-8 REGISTRATION STATEMENT NO. 333-214449

FORM S-8 REGISTRATION STATEMENT NO. 333-238100

FORM S-8 REGISTRATION STATEMENT NO. 333-240312

FORM S-8 REGISTRATION STATEMENT NO. 333-248667

FORM S-8 REGISTRATION STATEMENT NO. 333-271608

FORM S-8 REGISTRATION STATEMENT NO. 333-289653

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-188168

UNDER

THE SECURITIES ACT OF 1933

HANESBRANDS LLC

f/k/a Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-3552316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 N. Cherry Street Winston-Salem, North Carolina
27101
(Address of Principal Executive Offices)	(Zip Code)

Hanesbrands Inc. Retirement Savings Plan

Hanesbrands Inc. Salaried Retirement Savings Plan of Puerto Rico

Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico

Hanesbrands Inc. Omnibus Incentive Plan of 2006

Hanesbrands Inc. Employee Stock Purchase Plan of 2006

Hanesbrands Inc. Executive Deferred Compensation Plan

Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan

Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated)

Hanesbrands Inc. 2020 Omnibus Incentive Plan

Inducement Stock Option Grant Notice and Agreement

Inducement Restricted Stock Unit Grant Notice and Agreement

Inducement Performance Stock Unit Grant Notice and Agreement

Inducement Sign-On Restricted Stock Unit Grant Notice and Agreement

Inducement Long-Term Incentive Plan Restricted Stock Unit Grant Notice and Agreement

Inducement Long-Term Incentive Plan Performance Stock Unit Grant Notice and Agreement

Hanesbrands Inc. 2020 Omnibus Incentive Plan, as Amended

(Full title of the plans)

Hanesbrands LLC

101 North Cherry Street,

Winston-Salem, NC 27101

(336) 519-8080

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Matthew B. Goodman

Mario Schollmeyer

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Hanesbrands LLC (f/k/a Hanesbrands Inc.) (the “Company”) is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company registered but unsold or otherwise unissued under such Registration Statements as of the date hereof:

•

Registration Statement No. 333-137143, filed with the SEC on September 6, 2006, relating to the Hanesbrands Inc. Retirement Savings Plan, the Hanesbrands Inc. Salaried Retirement Savings Plan of Puerto Rico, the Hanesbrands Inc. Hourly Retirement Savings Plan of Puerto Rico, the Hanesbrands Inc. Omnibus Incentive Plan of 2006, the Hanesbrands Inc. Employee Stock Purchase Plan of 2006, the Hanesbrands Inc. Executive Deferred Compensation Plan, and the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan;

•

Registration Statement No. 333-188168, filed with the SEC on April 26, 2013, relating to the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated), as amended by Post-Effective Amendment No. 1 to Form S-8, filed with the SEC on May 8, 2020, relating to the Hanesbrands Inc. Omnibus Incentive Plan (As Amended and Restated), and the Hanesbrands Inc. 2020 Omnibus Incentive Plan;

•

Registration Statement No. 333-214449, filed with the SEC on November 4, 2016, relating to the Hanesbrands Inc. Executive Deferred Compensation Plan and the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan;

•	Registration Statement No. 333-238100, filed with the SEC on May 8, 2020, relating to the Hanesbrands Inc. 2020 Omnibus Incentive Plan;

•

Registration Statement No. 333-240312, filed with the SEC on August 3, 2020, relating to the Inducement Stock Option Grant Notice and Agreement, the Inducement Restricted Stock Unit Grant Notice and Agreement, and the Inducement Performance Stock Unit Grant Notice and Agreement;

•

Registration Statement No. 333-248667, filed with the SEC on September 8, 2020, relating to the Inducement Sign-On Restricted Stock Unit Grant Notice and Agreement, the Inducement Long-Term Incentive Plan Restricted Stock Unit Grant Notice and Agreement, and the Inducement Long-Term Incentive Plan Performance Stock Unit Grant Notice and Agreement;

•	Registration Statement No. 333-271608, filed with the SEC on May 3, 2023, relating to the Hanesbrands Inc. 2020 Omnibus Incentive Plan, as Amended;

•	Registration Statement No. 333-289653, filed with the SEC on August 15, 2025, relating to the Hanesbrands Inc. 2020 Omnibus Incentive Plan, as Amended.

On December 1, 2025, Gildan Activewear, Inc., a corporation incorporated under the Canada Business Corporations Act (“Gildan”), acquired the Company through multiple steps, pursuant to an Agreement and Plan of Merger, dated as of August 13, 2025 (the “Merger Agreement”), by and among Gildan, Galaxy Merger Sub 2, Inc., a Maryland corporation and direct wholly owned subsidiary of Gildan (“Second Gildan Merger Sub”), Galaxy Merger Sub 1, Inc., a Maryland corporation and direct wholly owned subsidiary of Second Gildan Merger Sub (“First Gildan Merger Sub”), Hanesbrands, Helios Holdco, Inc., a Maryland corporation and direct wholly owned subsidiary of Hanesbrands (“Hanesbrands Holdco”), and Helios Merger Sub, Inc., a Maryland corporation and direct wholly owned subsidiary of Hanesbrands Holdco (“Hanesbrands Merger Sub”).

On December 1, 2025, upon the terms and subject to the conditions set forth in the Merger Agreement (collectively, the “Transactions”):

1.	Hanesbrands Merger Sub merged with and into Hanesbrands Inc., with Hanesbrands Inc. surviving as a direct wholly owned subsidiary of Hanesbrands Holdco;

2.	Hanesbrands Inc. converted into a Maryland limited liability company;

3.	First Gildan Merger Sub merged with and into Hanesbrands Holdco, with Hanesbrands Holdco surviving as a direct wholly owned subsidiary of Second Gildan Merger Sub; and

4.	Hanesbrands Holdco merged with and into Second Gildan Merger Sub, with Second Gildan Merger Sub surviving as a direct wholly owned subsidiary of Gildan.

As a result of the Transactions, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in Montréal, Québec, Canada, on December 1, 2025.

Hanesbrands LLC

By:	/s/ Anne St-Pierre
Name:	Anne St-Pierre
Title:	Authorized Signatory

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933.